Contact:

Vida Communication (on behalf of WaferGen)
Tim Brons (media)
415-675-7400
tbrons@vidacommunication.com

FOR IMMEDIATE RELEASE

Data on WaferGen’s SmartChip™ System Presented at 16th International
Molecular Medicine Tri-Conference

Fremont, CA, February 25, 2009 – WaferGen Biosystems, Inc. (OTCBB: WGBS), a leading developer of state-of-the-art gene expression, genotyping, cell biology and stem cell research systems, today announced positive data on the company’s SmartChip™ Real-Time PCR System.  These validation results were presented today by WaferGen scientists and collaborative researchers from the University of Pittsburgh School of Medicine as part of a poster presentation at Cambridge Healthcare Institute’s 16th International Molecular Medicine Tri-Conference.  The conference is being held February 25-27 in San Francisco.

Key findings presented included:

•
SmartChip system’s ability to generate real-time polymerase chain reaction (PCR) results in clinical samples for approximately 1,000 oncology genes in triplicate on a single chip, using small amounts of RNA (300-500ngs) in less than three hours.  We believe this demonstrates the SmartChip system’s ability to produce the industry’s fastest time to results.

•	Significant reduction in required reaction volume from 25-50uL to 100nl, saving significantly on reagent cost.

•	Establishment of the SmartChip system’s equivalence in performance to current real-time PCR standards.

•	Successful demonstration of key SmartChip system workflow elements, including primer-ready SmartChips and the drying and reconstitution of primers for rapid high-throughput 100 nL real-time PCR.

It is important to note that all of these results were achieved using clinical biological samples from emphysema, idiopathic pulmonary fibrosis (IPF) and healthy patients.

“The demonstration of the SmartChip system’s ability to generate PCR results on a very large number of genes using only a small quantity of RNA in a significantly reduced timeframe has generated considerable excitement among our team.  We expect that this excitement will be shared by current collaborators and potential customers,” stated Alnoor Shivji, WaferGen's chairman and chief executive officer.  “We are pleased to have had the opportunity to present these important validation results for the SmartChip system at a highly-regarded scientific conference.  We continue to be encouraged by the performance of the SmartChip system in this rigorous scientific testing program.”

WaferGen’s SmartChip alpha testing program, which is being conducted at the University of Pittsburgh School of Medicine, involves the study of RNA isolated from lung tissue samples from healthy patients, as well as patients with chronic obstructive pulmonary disease (COPD) and IPF.  Researchers are screening these RNA samples with the SmartChip Real-Time PCR System in order to assess the platform’s performance in conducting novel gene expression research. The next phase of the alpha testing program will focus on using the SmartChip system to identify biomarkers of interest.

About the SmartChip Real-Time PCR System

The SmartChip Real-Time PCR System™ is designed as the first whole genome, high-throughput gene expression real-time PCR platform.  This innovative system, combined with next-generation chemistry and optimized assays being developed by WaferGen, promises to deliver significant speed and cost advantages to researchers in the gene expression and genotyping markets.  Based on collaborations established with leading research institutions, WaferGen believes that the SmartChip Real-Time PCR System is positioned as the platform of choice for biomarker discovery and validation.  It is estimated that the genetic analysis market alone (comprised of gene expression and genotyping analysis) had approximately $2.4 billion in worldwide revenues in 2006 ($1.74 billion for gene expression and $650 million for genotyping).  Total global revenue for this market is estimated to reach approximately $5.0 billion by 2012.

WaferGen believes the SmartChip Real-Time PCR System will be the first platform to combine the high-throughput capability and cost efficiencies of existing microarrays, with the sensitivity and accuracy of real-time PCR.  Specifically, the SmartChip Real-Time PCR System’s high density, rapid cycling configuration is expected to provide industry-leading throughput levels, while offering discovery and validation capabilities in a single step.  The result will be the ability to conduct gene expression research at a fraction of the time and cost currently produced by existing instrument systems.  This decrease in research time has broad economic implications across the drug development industry, particularly for pharmaceutical companies seeking avenues for reducing time to market for their therapeutics.  Further, the company believes such throughput will dramatically impact the cost of such assays.

Beyond the significant time and cost advantages, the simplicity of the SmartChip Real-Time PCR System is unparalleled.  The system will provide a number of key ease-of-use features including content-ready chips with gene panels optimized for cancer, toxicology and whole genome.  The user-friendly SmartChip Real-Time PCR System will be preloaded with some of the reaction components. At the same time, the system will only require a very small sample size as compared to other technologies and platforms and will offer real-time detection and sophisticated read-out options while assuring quantitative real-time PCR performance.

About WaferGen

WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for gene expression, genotyping, cell biology and stem cell research for the life science and pharmaceutical industries. The company is actively developing its SmartChip™ product for the gene expression and genotyping markets. SmartChip is being developed as the first whole genome, high throughput gene expression real-time polymerase chain reaction (PCR) platform. This innovative system, combined with next-generation chemistry and optimized assays being developed by WaferGen, promises to deliver significant speed and cost advantages to researchers in the gene expression and genotyping markets. Based on collaborations established with leading research institutions, WaferGen believes that the SmartChip Real-Time PCR System is positioned as the platform of choice for biomarker discovery and validation.  WaferGen currently markets its SmartSlide™ family of products to companies and organizations involved in stem cell and cell biology research. SmartSlide represents the first fluidics integrated micro-incubators enabling cell biology and stem cell research.

Forward-Looking Statements

This press release contains certain "forward-looking statements". Such statements include statements relating to the company’s goals, plans and projections, anticipated results of research, performance, reliability and cost-effectiveness of the company’s SmartChip and other systems, and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company will need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company’s proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007, and its subsequent Quarterly Reports on Form 10-Q filed with the SEC. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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